UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2016

Navient Student Loan Trust 2014-8

(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-190926-02 333-190926	04-3480392 04-3480392 54-1843973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company
Delaware
60 Wall Street, 27th Floor
Mailstop NYC 60 2720
New York, New York
10005

(Address of principal executive offices)

Issuer’s telephone number, including area code:	703-984-5858

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The transaction documents for the Navient Student Loan Trust 2014-8 (the “2014-8 Trust”) were amended on November 14, 2016 to extend the Class A-3 Maturity Date to the May 2049 Distribution Date.   In connection with the foregoing, the parties thereto executed and delivered Supplemental Indenture No. 1A (“Supplemental Indenture 1A”), dated as of November 14, 2016, among the 2014-8 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

Item 5.07	Submission of Matters to a Vote of Security Holders.

100% of the holders of Class A-3 Notes and a majority of the outstanding amount of all Notes of the 2014-8 Trust as of November 14, 2016 consented to the foregoing Supplemental Indenture 1A effective as of that date.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1
Supplemental Indenture No. 1A, dated as of November 14, 2016, among the 2014-8 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT STUDENT LOAN TRUST 2014-8

	By:	Navient Funding, LLC

Dated: November 14, 2016	By:	/s/ C. Scott Booher

	Name:	C. Scott Booher
	Title:	Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1
Supplemental Indenture No. 1A, dated as of November 14, 2016, among the 2014-8 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.